UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On April 12, 2013, XenoPort, Inc. (“XenoPort” or the “Company”) issued a press release reporting that GlaxoSmithKline (GSK), who holds commercialization rights to Horizant® (gabapentin enacarbil) Extended-Release Tablets in the United States during a transition period ending on April 30, 2013, has experienced manufacturing delays that have resulted in a stockout of Horizant. GSK continues to have sole responsibility for the manufacture and supply of Horizant during this transition period and is working to resolve the manufacturing issues with its contract manufacturer. Although the timing is not yet certain, XenoPort is hopeful that new inventory of Horizant will be available in pharmacies in June.

In accordance with the November 8, 2012 Termination and Transition Agreement between XenoPort and Glaxo Group Limited, XenoPort will assume responsibilities for further development, manufacturing and commercialization of Horizant in the United States on May 1, 2013. As part of this agreement, GSK agreed to continue to supply Horizant to XenoPort until October 30, 2013. XenoPort is in the process of completing preparations to assume all other responsibilities for Horizant, including the deployment of its contract sales force and other commercialization efforts to fully support Horizant product sales in the United States. However, as a result of the manufacturing delays, XenoPort anticipates that its full commercial introduction of Horizant will not commence until a sufficient supply of Horizant is available.

XenoPort is working with GSK and its contract manufacturer to expedite the next Horizant manufacturing campaign, and XenoPort is also advancing its plans to work directly with the contract manufacturer as soon as possible.

XenoPort is evaluating the impact, if any, this will have on the Company’s financial expectations for Horizant. The Company believes that it will gain clarity on this as XenoPort addresses backorders, fills the supply chain and works to ensure an uninterrupted supply of Horizant in the future.

This current report contains “forward-looking” statements, including, without limitation, all statements related to GSK’s future activities during the transition period with respect to their sole oversight over all aspects of the manufacturing relating to Horizant; XenoPort’s future development, manufacturing and commercialization activities with respect to Horizant following such transition period, and the timing thereof; expected timing for, and the future sufficiency of, drug supply; XenoPort’s anticipated timing for the full commercialization of Horizant; the impact, if any, on XenoPort’s financial expectations for Horizant; and XenoPort’s future activities with respect to addressing backorders, filling the supply chain and working to ensure an uninterrupted supply of Horizant. Any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipates,” “believes,” “expectations,” “hopeful,” “plans,” “potential,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to XenoPort’s lack of commercialization experience and its ability to establish, or contract with third parties to establish, sales, marketing, distribution, manufacturing, supply chain and other sufficient capabilities to assume responsibility for, and to market and sell, Horizant following the transition period; XenoPort’s ability to successfully market and sell Horizant following the transition period, including its ability to obtain uninterrupted drug supply and appropriate pricing and reimbursement for Horizant in an increasingly challenging environment, and whether any such sales will be sufficient to outweigh the costs of establishing and maintaining sales, marketing, distribution, supply chain and other capabilities; XenoPort’s ability to comply with applicable regulatory guidelines and requirements with respect to the marketing and manufacturing of Horizant or with Horizant post-marketing commitments or requirements mandated by the U.S. Food and Drug Administration (FDA); XenoPort’s need for additional funding and the risk that XenoPort could utilize its available capital resources sooner than it expects; the uncertainty of the FDA approval process and other regulatory requirements; and risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 14, 2013. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: April 15, 2013	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer